Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333‑43531, 333-129898, 333-201281 and 333-136099) on Form S-8 and Registration Statement (No. 333-156802) on Form S-3 of Community West Bancshares of our report dated March 4, 2016, relating to our audit of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Community West Bancshares for the year ended December 31, 2015.

/s/ RSM US LLP

March 4, 2016
Los Angeles, California